SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 24, 2010

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02	Unregistered Sales of Equity Securities

On August 24, 2010, Freeport-McMoRan Copper & Gold, formerly known as Phelps Dodge Corporation, converted all of its 625,000 shares of Series A Convertible Preferred Stock into 1,000,000 shares of common stock.  The common shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 3(a)(9) of the Securities Act.  No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

With the conversion of the above-referenced preferred shares, we currently have 40,370,012 common shares issued and outstanding and 6,739,785 warrants outstanding.  Of the outstanding warrants, 4,250,000 are held by Rubicon Master Fund and expire on April 1, 2011, and all but 254,785 of the remaining warrants are held by management.  We also continue to have outstanding 2,740,000 common stock options and 1,050,000 common shares issuable upon reaching certain milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: August 24, 2010	By:	/s/ Charles E. Jenkins
Charles E. Jenkins, President